Exhibit 99.1

       HARLEYSVILLE GROUP REPORTS FOURTH QUARTER AND YEAR-END 2004 RESULTS

    HARLEYSVILLE, Pa., Feb. 17 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported diluted net income of $0.39 per share in the fourth quarter of 2004, compared to a diluted net loss of $0.66 per share in the fourth quarter of 2003. There were essentially no realized investment gains in the fourth quarter of either year. The company's 2003 fourth quarter earnings were reduced by $0.92 per share after tax due to loss reserve adjustments.

    Diluted net income per share for the 12 months ended December 31, 2004 was $1.55, compared to a diluted net loss per share of $1.59 in 2003. For the 12 months, the company reported $0.27 per share in realized investment gains in 2004, compared to a realized loss of $0.02 per share in 2003. In 2003, the company's 12-month earnings were reduced by $2.58 per share after tax due to loss reserve adjustments.

    The company reported diluted operating income of $0.39 per share for the fourth quarter of 2004, compared to a $0.66 diluted operating loss per share in the fourth quarter of 2003. For the 12-month periods, the company reported diluted operating income of $1.28 per share in 2004 and a diluted operating loss of $1.57 in 2003. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

    "Our fourth quarter results continued to demonstrate the improvement we had been seeing through the first nine months of 2004," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "We are still growing and retaining our commercial lines business - two positive indicators of the strength of our agency base and the value they see in the Harleysville franchise. And working in tandem with our agency partners we have been able to improve the profitability of our personal lines portfolio.

    "Looking back at 2004, we accomplished what we set out to do," Browne continued. "Our reserves stabilized and we had no unusual development. We completed an extensive outside underwriting review and also conducted a comprehensive assessment of our strategic course - both of which identified our strengths and opportunities for increased efficiency and effectiveness. We've implemented a data-driven Six Sigma methodology to make sure we successfully execute on our strategies. We continued to build on our already solid relationships with our agents by expanding our strong field presence, which includes our commercial lines territory manager model. And, we finished the year with a solid capital base and a strong balance sheet."

    Harleysville Group's overall statutory combined ratio* was 104.4 percent in the fourth quarter of 2004, compared to 134.6 percent in the fourth quarter of 2003. For the 12 months, the statutory combined ratio was 105.9 percent in 2004, versus 123.2 percent in 2003. The 2003 combined ratios reflect the previously mentioned loss reserve adjustments.

    Fourth quarter net written premiums were $200.7 million in 2004, compared to $197.6 million in 2003. Net written premiums through 12 months were $839.7 million in 2004 and $843.5 million in 2003.

    Fourth quarter pretax investment income increased 3 percent to $22.6 million, while 12-month pretax investment income was up 1 percent to $87.2 million. After-tax investment income grew 3 percent in the fourth quarter to $17.4 million, and increased 1 percent to $67.4 million during the 12-month period. Operating cash flow for the 12 months was $115.7 million.

    Commercial lines -- Net written premiums in commercial lines increased 5 percent in the fourth quarter of 2004 to $163.5 million. For the 12 months, net written premiums were up 3 percent to $678.4 million. The commercial lines statutory combined ratio was 106.6 percent in the fourth quarter of 2004, versus
137.1 percent in the fourth quarter of 2003. For the 12 months, the statutory combined ratio was 106.7 percent in 2004, compared to 123.6 percent in 2003. The combined ratios in both 2003 periods were impacted by the previously mentioned loss reserve adjustments.

    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 94.8 percent in the fourth quarter of 2004, versus 125.9 percent during the fourth quarter of 2003. For the 12 months, the statutory combined ratio was 102.8 percent in 2004, compared to 121.8 percent in 2003. Net written premiums decreased 13 percent to $37.1 million in the fourth quarter of 2004, and were down 13 percent to $161.3 million through 12 months.

    Outlook -- "While we're pleased with the progress we have made in 2004, we still have a way to go to restore our company to its past high levels of performance. By successfully executing our strategy and focusing on the four cornerstones of claims, underwriting, productivity and service, we believe we will be able to generate sustainable growth and meet our stated financial goals
- a combined ratio under 100 percent in 2006; a commercial lines underwriting profit in 2006 and a personal lines underwriting profit in 2007; and an expense ratio under 30 percent in three to five years," Browne concluded.

    Webcast -- The company will host a live Webcast today, Thursday, February 17, 2005, at 9:00 a.m. (ET) to discuss its fourth quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site (http://www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 56 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products exclusively through independent insurance agencies, currently operates in 32 eastern and Midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                    Harleysville Group Inc. and Subsidiaries

                                               Quarter ended              Twelve months ended
                                                December 31                   December 31
FINANCIAL HIGHLIGHTS                    ---------------------------   ---------------------------
(in thousands, except per share data)       2004           2003           2004           2003
-------------------------------------   ------------   ------------   ------------   ------------
OPERATING RESULTS
Diluted earnings per common share:
        Operating income (loss)*        $       0.39   $      (0.66)  $       1.28   $      (1.57)
        Realized gains (losses), net
         of tax                                                               0.27          (0.02)
        Net income (loss)               $       0.39   $      (0.66)  $       1.55   $      (1.59)
Cash dividends per common share         $       0.17   $       0.17   $       0.68   $       0.67

                                        December 31,   December 31,
FINANCIAL CONDITION                         2004           2003
------------------------------------    ------------   ------------
Assets                                  $  2,718,063   $  2,680,389
Shareholders' equity                    $    587,924   $    572,747
 Per common share                       $      19.47   $      19.16

                                                 Quarter ended              Twelve months ended
                                                  December 31                   December 31
CONSOLIDATED STATEMENTS OF INCOME(LOSS)   ---------------------------   ---------------------------
(in thousands, except per share data)         2004           2003           2004           2003
---------------------------------------   ------------   ------------   ------------   ------------
REVENUES:
Premiums earned                           $    210,424   $    211,646   $    837,665   $    823,407
Investment income, net of
 investment expense                             22,593         21,863         87,171         86,597
Realized investment gains
 (losses)                                           16            (23)        12,667           (920)
Other income                                     3,630          3,450         15,889         15,881
         Total revenues                        236,663        236,936        953,392        924,965
LOSSES AND EXPENSES:
Losses and loss settlement
 expenses                                      151,895        199,234        605,660        727,875
Amortization of deferred
 policy acquisition costs                       52,069         52,094        205,605        202,147
Other underwriting
 expenses                                       15,911         16,261         73,429         71,153
Interest expense                                 1,614          2,229          6,344          7,625
Other expenses                                   1,268          1,632          6,717          5,615
        Total expenses                         222,757        271,450        897,755      1,014,415
Income (loss) before
 income taxes                                   13,906        (34,514)        55,637        (89,450)
         Income taxes
          (benefit)                              2,129        (14,711)         8,759        (41,821)
Net income (loss)                         $     11,777   $    (19,803)  $     46,878   $    (47,629)
Weighted average number of
 shares outstanding:
         Basic                              30,130,299     29,894,028     30,028,723     29,985,900
         Diluted                            30,321,688     30,035,755     30,154,253     30,206,518
Per common share:
         Basic earnings
          (loss)                          $       0.39   $      (0.66)  $       1.56   $      (1.59)
         Diluted earnings
          (loss)                          $       0.39   $      (0.66)  $       1.55   $      (1.59)

RECONCILIATION TO
 OPERATING INCOME (LOSS):
Net income (loss)                         $     11,777   $    (19,803)  $     46,878   $    (47,629)
Less realized investment
 gains (losses), net of
 taxes                                              11            (15)         8,234           (598)
Operating income (loss)                   $     11,766   $    (19,788)  $     38,644   $    (47,031)

These financial figures are unaudited.
* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

                    Harleysville Group Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS                  December 31,   December 31,
(in thousands, except share data)               2004*           2003
------------------------------------------   ------------   ------------
ASSETS
Investments:
        Fixed maturities:
             Held to maturity, at
              amortized cost (fair
              value $519,400                 $    501,322   $    439,613
              and $467,485)
             Available for sale, at
              fair value (amortized
              cost $1,156,640                   1,201,524      1,246,019
              and $1,183,158)
        Equity securities, at fair
         value (cost $110,495 and $97,189)        150,249        137,590
        Short-term investments, at
         cost, which approximates
         fair value                               113,822         31,411
             Total investments                  1,966,917      1,854,633
Cash                                                  328         13,430
Premiums in course of collection                  141,601        140,674
Reinsurance receivable                            193,209        164,841
Accrued investment income                          23,236         23,086
Deferred policy acquisition costs                 100,755         99,033
Prepaid reinsurance premiums                       32,675         30,899
Property and equipment, net                        20,891         23,824
Deferred income taxes                              53,137         43,020
Securities lending collateral                     139,486        221,454
Other assets                                       45,828         65,495
             Total assets                    $  2,718,063   $  2,680,389
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Unpaid losses and loss
         settlement expenses                 $  1,317,735   $  1,219,977
        Unearned premiums                         441,697        437,883
        Accounts payable and accrued
         expenses                                  99,098         91,999
        Securities lending obligation             139,486        221,454
        Debt                                      119,625        120,145
        Due to affiliate                           12,498         16,184
             Total liabilities                  2,130,139      2,107,642
Shareholders' equity:
        Preferred stock, $1 par value;
         authorized 1,000,000 shares;
         none issued
        Common stock, $1 par value,
         authorized 80,000,000
         shares; issued 31,589,474 and
         31,298,532 shares; outstanding
         30,191,565 and 29,900,623 shares          31,589         31,299
Additional paid-in capital                        161,689        156,997
Accumulated other comprehensive income             42,051         60,450
Retained earnings                                 377,282        350,844
Deferred compensation                                (200)        (2,356)
Treasury stock, at cost, 1,397,909 shares         (24,487)       (24,487)
             Total shareholders' equity           587,924        572,747
Total liabilities and shareholders'
 equity                                      $  2,718,063   $  2,680,389

*These financial figures are unaudited.

                    Harleysville Group Inc. and Subsidiaries

SUPPLEMENTARY FINANCIAL ANALYSTS' DATA

                                        Quarter ended                Twelve months ended
                                         December 31                     December 31
                               -----------------------------   -----------------------------
(dollars in thousands)             2004            2003            2004            2003
----------------------------   -------------   -------------   -------------   -------------
Net premiums written*          $     200,668   $     197,592   $     839,703   $     843,535
Statutory surplus*             $     509,301   $     475,665

Pretax investment income       $      22,593   $      21,863   $      87,171   $      86,597
Related federal income taxes           5,150           4,906          19,765          19,818
After-tax investment income    $      17,443   $      16,957   $      67,406   $      66,779

SEGMENT INFORMATION

                                               Quarter ended                   Twelve months ended
                                                December 31                        December 31
                                     -------------------------------     -------------------------------
(dollars in thousands)                   2004              2003              2004              2003
----------------------------------   -------------     -------------     -------------     -------------
Revenues:
       Premiums earned:
           Commercial lines          $     168,614     $     164,656     $     664,405     $     628,935
           Personal lines                   41,810            46,990           173,260           194,472
           Total premiums earned           210,424           211,646           837,665           823,407
       Net investment income                22,593            21,863            87,171            86,597
       Realized investment gains
        (losses)                                16               (23)           12,667              (920)
       Other                                 3,630             3,450            15,889            15,881
       Total revenues                $     236,663     $     236,936     $     953,392     $     924,965

Income (loss) before income taxes:
       Underwriting gain (loss):
          Commercial lines           $      (9,539)    $     (57,566)    $     (49,062)    $    (158,292)
          Personal lines                     3,529           (10,261)             (977)          (39,442)
          SAP underwriting loss             (6,010)          (67,827)          (50,039)         (197,734)
      GAAP adjustments                      (3,441)           11,884             3,010            19,966
          GAAP underwriting loss            (9,451)          (55,943)          (47,029)         (177,768)
      Net investment income                 22,593            21,863            87,171            86,597
      Realized investment gains
       (losses)                                 16               (23)           12,667              (920)
      Other                                    748              (411)            2,828             2,641
      Income (loss) before
       income taxes                  $      13,906     $     (34,514)    $      55,637     $     (89,450)
Income taxes on net investment
 income                              $       5,150     $       4,906     $      19,765     $      19,818
Income tax on remaining loss                (3,021)          (19,617)          (11,006)          (61,639)
      Total income taxes
       (benefit)                     $       2,129     $     (14,711)    $       8,759     $     (41,821)

Effective tax rate on:
      Net investment income                   22.8%             22.4%             22.7%             22.9%
      Net income                              15.3%             42.6%             15.7%             46.8%

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

                    Harleysville Group Inc. and Subsidiaries

STATUTORY DATA BY LINE OF BUSINESS*

                                               Quarter ended                   Twelve months ended
                                                December 31                        December 31
                                     -------------------------------     -------------------------------
(dollars in thousands)                   2004              2003              2004              2003
----------------------------------   -------------     -------------     -------------     -------------
Net premiums written:

Commercial:
      Automobile                     $      52,858     $      50,920     $     227,105     $     221,818
      Workers' compensation                 21,814            22,036            96,543           107,415
      Commercial multi-peril                72,264            64,812           287,824           258,854
      Other commercial                      16,603            17,258            66,946            69,450

     Total commercial                $     163,539     $     155,026     $     678,418     $     657,537

Personal:

      Automobile                     $      20,294     $      25,559     $      90,947     $     112,287
      Homeowners                            14,716            15,695            61,108            65,740
      Other personal                         2,119             1,312             9,230             7,971

     Total personal                  $      37,129     $      42,566     $     161,285     $     185,998

Total personal and commercial        $     200,668     $     197,592     $     839,703     $     843,535

Combined ratios:

Commercial:
      Automobile                             105.9%            124.7%            104.4%            112.1%
      Workers' compensation                  113.9%            197.3%            122.6%            178.2%
      Commercial multi-peril                 105.5%            132.1%            105.5%            118.3%
      Other commercial                       102.0%            102.2%             95.5%             87.9%

     Total commercial                        106.6%            137.1%            106.7%            123.6%

Personal:

      Automobile                             113.3%            137.2%            113.9%            124.6%
      Homeowners                              76.0%             91.8%             87.5%            114.6%
      Other personal                          44.2%            292.7%             87.7%            137.0%

     Total personal                           94.8%            125.9%            102.8%            121.8%

Total personal and commercial                104.4%            134.6%            105.9%            123.2%

Losses paid                          $     131,919     $     144,349     $     536,711     $     522,397

Net catastrophe losses incurred      $        (725)    $       1,979     $       9,252     $      19,683

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

SOURCE  Harleysville Group Inc.
    -0-                             02/17/2005
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, mcummins@harleysvillegroup.com; or Randy Buckwalter (Media), +1-215-256-5288, rbuckwalter@harleysvillegroup.com, both of Harleysville Group/
    /Web site:  http://www.harleysvillegroup.com /